EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Fiscal Quarter Ended December 30, 2017

CONCORD, Mass., Feb. 09, 2018 (GLOBE NEWSWIRE) -- Technical Communications Corporation (NasdaqCM:TCCO) today announced its results for the fiscal quarter ended December 30, 2017. For the quarter ended December 30, 2017, the Company reported a net loss of $(52,000), or $(0.03) per share, on revenue of $1,117,000, compared to a net loss of $(695,000), or $(0.38) per share, on revenue of $632,000 for the quarter ended December 31, 2016.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, "During the Company’s first quarter ended December 30, 2017, our financial performance improved significantly but did not achieve the profitability we are targeting for fiscal 2018. The Company continues to work to capture several significant international orders, which are progressing, albeit more slowly than expected. We anticipate additional orders in our voice encryption product line in support of continuing U.S. government activities in Afghanistan during the remainder of fiscal 2018, but the timing is unpredictable. Our new HSE6000 SEAL radio encryption system is participating in field operational testing currently scheduled to conclude by June. The SEAL is designed specifically for multi-user, joint operations in the air, land and sea battle zones.

"TCC is committed to returning to profitability in fiscal 2018. We continue to closely monitor and reduce operating expenses as appropriate, while strategically investing in business development efforts, developing productive relationships and expanding our sales channel network."

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the Commission and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations
	Quarter Ended
	(Unaudited)
	12/30/2017	12/31/2016

Net sales	$ 1,117,000	$ 632,000
Gross profit	572,000	443,000
S, G & A expense	460,000	646,000
Product development costs	166,000	494,000
Operating loss	(54,000)	(697,000)
Net loss	$ (52,000)	$ (695,000)
Net loss per share:
Basic	$ (0.03)	$ (0.38)
Diluted	$ (0.03)	$ (0.38)

Condensed consolidated balance sheets
	12/30/2017	09/30/2017
	(Unaudited)	(derived from audited financial statements)
Cash and marketable securities	$ 1,889,000	$ 1,657,000
Accounts receivable - trade	323,000	730,000
Inventory, net	1,403,000	1,358,000
Other current assets	112,000	136,000
Total current assets	3,727,000	3,881,000
Property and equipment, net	41,000	54,000

Total assets	$ 3,768,000	$ 3,935,000

Accounts payable	$ 76,000	$ 109,000
Accrued expenses and other current liabilities	239,000	326,000
Total current liabilities	315,000	435,000
Total stockholders’ equity	3,453,000	3,500,000
Total liabilities and stockholders’ equity	$ 3,768,000	$ 3,935,000

Technical Communications Corporation
100 Domino Drive
Concord, MA  01742 – 2892

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com